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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



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Date of Report (Date of earliest event reported)        October 25, 1999
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                          REGISTRY MAGIC INCORPORATED
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             (Exact name of registrant as specified in its charter)




           Florida                     0-24283                   65 062 3427
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(State or other jurisdiction       (Commission File            (IRS Employer
     or incorporation)                 Number)              Identification No.)




        One South Ocean Boulevard, Suite 206, Boca Raton, Florida 33486
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including are code          (561) 367-0408
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                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.



     The Company has entered into a Settlement Agreement and General Releases with its former President, Chief Executive Officer and member of its Board of Directors, Mr. Walter Nawrocki. Under the terms of the Agreement with Walt Nawrocki and Elizabeth Nawrocki (the "Nawrockis"), the Company dismissed with prejudice a pending action (Registry Magic Incorporated, a Florida corporation, Plaintiffs vs. Walt Nawrocki and Elizabeth Nawrocki, Defendants, Case No.
CL '99-8014A1 in the Circuit Court of the 15th Judicial Circuit, in and for Palm Beach County, Florida). Also, as part of the Settlement Agreement, the
Nawrockis sold to the Company 300,000 shares of Common Stock owned by the Nawrockis for $30,000. The parties exchanged general releases as part of the Settlement Agreement.

     In addition, the Company also entered into an Agreement with its former Vice President of Business Development, Mr. Neal Bernstein. Under the terms of the Agreement with Neal Bernstein and Leslie Bernstein (the "Bernsteins"), the Bernsteins have sold to the Company 300,000 shares of Common Stock owned by the Bernsteins for an undisclosed amount. The parties exchanged general releases as part of the Agreement.
















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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          REGISTRY MAGIC INCORPORATED



                                          By: /s/ Bruce Carlsmith
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                                              Bruce Carlsmith
                                              Acting Principal Executive Officer




DATED:  October 29, 1999



















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